      AMENDMENT NO. 2, with an effective date of
January 1, 2007 (this “Amendment No. 1”), to
the EMPLOYMENT AGREEMENT (the “Agreement”)
dated September 28, 2005 between GREENFIELD ONLINE,
INC., a Delaware Company (“Company”), and
ALBERT ANGRISANI (“Executive”), and amended
by Amendment No. 1 with an effective date of December
1, 2005.
RECITALS
          The Company and Executive have agreed to amend the Agreement to increase the Executive’s Base Compensation and remove provisions requiring the Company to pay living expense allowances.
          NOW, THEREFORE, the parties hereto hereby agree as follows:
     Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms shall be accorded the definitions assigned to them in the Agreement.
     Section 2. Amendment to the Agreement.
          2.1. Section 3.1of the Agreement shall be amended to provide for Base Compensation of $500,000 per year through December 31, 2007.
          2.2. Section 3.4 of the Agreement, as amended by Amendment No. 1, is deleted.
          2.3. Section 4.4 (c) is amended to read as follows:
“(c) If Executive’s employment is terminated by Executive without Good Reason, then Company shall pay to Executive all Accrued Obligations and the sum of $350,000, in twelve (12) equal monthly installments commencing thirty (30) days after expiration of the Term. Executive must give the Company at least ninety (90) days prior written notice of his intention to terminate his employment without Good Reason. Notwithstanding the above, Company shall not be obligated to make a payment under this subsection (other than the Accrued Obligations) if the Executive’s termination without Good Reason occurs within ninety (90) days after the Commencement Date provided that Company waives the noncompetition obligation after the Term under Section 5.1.”
     Section 3. No Other Amendments. Except as expressly set forth herein, the Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed (i) to be a waiver, amendment, modification or other change of any term, condition or provision of the Agreement (or a consent to any such waiver, amendment, modification or other change), or (ii) to entitle the Executive to a waiver, amendment, modification or other change of any term, condition or provision of the Agreement (or a consent to any such waiver, amendment, modification or other change), or to a consent, in the future in similar or different circumstances.

     Section 4. Further Assurances. The parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Company may at any time reasonably request in connection with the administration and enforcement of this Amendment No. 2.
     Section 5. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Amendment No. 2 shall be delivered in accordance with the notice provisions contained in the Agreement.
     Section 6. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 2.
     Section 7. Counterparts. This Amendment No. 2 may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
     Section 8. Applicable Law. THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of April 23, 2007.

GREENFIELD ONLINE, INC.

By: /s/ Jonathan A. Flatow
Jonathan A. Flatow
Secretary

/s/ Albert Angrisani
Albert Angrisani
Executive